Exhibit 4.2

THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH OR EXEMPT THEREFROM.

                                     WARRANT

                               For the Purchase of
                _________ Shares of Common Stock, $.001 Par Value,
                                       of
                              nutrisystem.com inc.

     1. Issuance and Exercise of Warrant.

        (a) Issuance of Warrant. For value received, __________________________ (the "Holder") is entitled to purchase from nutrisystem.com inc., a Delaware corporation (the "Company"), _______ shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Company upon surrender of this Warrant to the Company and upon payment of the Exercise Price (as hereinafter defined), subject to the terms and conditions set forth herein.

        (b) Exercise of Warrant; Expiration.

            (i) Exercisability. This Warrant is exercisable in whole or in part commencing on and after its date of issuance and shall expire at 5:00 p.m., Philadelphia Time, on September 30, 2004 (the "Expiration Date").

            (ii) Exercise Price. The price for which the Shares may be purchased upon the exercise of this Warrant shall be $1.00 per share (the "Exercise Price"), subject to adjustment as hereafter provided.

        (c) No Registration of the Shares or this Warrant. The Holder understands that: (i) this Warrant and the Shares issuable pursuant hereto are being issued under certain exemptions from the registration provisions of the Securities Act of 1933 (the "Securities Act"); (ii) the Holder is acquiring this Warrant and the Shares issuable pursuant hereto without being furnished any offering literature or prospectus other than publicly disseminated information regarding the Company and (iii) the issuance of this Warrant and the Shares issuable pursuant thereto has not been examined by the Securities and Exchange Commission (the "SEC") or by any agency charged with the administration of the securities laws of any state or other jurisdiction. The Holder represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Warrant and the Shares issuable pursuant hereto and of making an informed investment decision with respect thereto. The Holder further represents that it is familiar with the Company's business and operations. The Holder understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made herein by the Holder in issuing this Warrant and the Shares issuable pursuant hereto without having first registered this Warrant or such Shares under the Securities Act or under the securities laws of any state or other jurisdiction.

        (d) Investment Intent. The Holder confirms that: (i) it understands that there are substantial restrictions on the transferability of this Warrant and the Shares issuable pursuant hereto and, accordingly, it may not be possible for the Holder to liquidate its investment in this Warrant and the Shares issuable pursuant hereto in case of emergency and (ii) the Holder is able to bear the economic risk of its investment in this Warrant and the Shares issuable pursuant hereto, to hold this Warrant and the Shares issuable pursuant hereto for an indefinite period of time and currently to afford a complete loss of its investment. This Warrant and the Shares issuable pursuant hereto are being acquired in good faith solely for the Holder's own personal account, for investment purposes only and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Holder has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person this Warrant and the Shares issuable pursuant hereto, or any part thereof, nor any current plan to enter into any such contract, undertaking, agreement or arrangement. The Holder understands that the legal consequences of the foregoing representations and warranties are that the Holder must bear the economic risk of this Warrant and the Shares issuable pursuant hereto for an indefinite period of time because this Warrant and the Shares issuable pursuant hereto have not been registered under the Securities Act.

        (e) Permitted Transfers. The Holder understands and agrees that this Warrant and the Shares issuable pursuant hereto may be transferred by it only pursuant to (i) a public offering thereof registered under the Securities Act,
(ii) Rule 144 of the SEC or any similar rule in force at the time of such transfer if such rule is available and (iii) any other legally available means of transfer.

        (f) Restrictive Legend. This Warrant and the Shares issuable pursuant hereto, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

     2. Adjustments; Anti-Dilution Provisions. If the Company, at any time while this Warrant is outstanding, shall split, subdivide or combine its Common Stock (by reclassification, by payment of a dividend in shares of Common Stock or otherwise), an appropriate and equitable adjustment shall be made as of the effective date of such action in the number of Shares as to which this Warrant, or portion thereof then unexercised, shall be exercisable and in the Exercise Price of such Shares in order to reflect such stock split, subdivision, combination or reclassification.

     The Company shall promptly furnish or cause to be furnished to the Holder a certificate setting forth each such adjustment.

     3. No Fractional Shares. No fractional Shares shall be issued in connection with any exercise hereof, and if the total number of Shares that remain unexercised would result in a fraction, such number of Shares shall be rounded to the nearest whole Share.

     4. No Stockholder Rights. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company.

     5. Reservation of Shares. The Company covenants that the Shares issuable upon the exercise of this Warrant have been duly authorized and reserved and, when issued and paid for, will be validly issued, fully paid and non-assessable. The issuance of this Warrant shall constitute full authority to those officers of the Company who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

     6. Exercise of Warrant.

        (a) This Warrant may be exercised in whole or in part at any time, or from time to time, on or after the date hereof, but not later than the Expiration Date, or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the

Notice of Exercise attached hereto as Annex A duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

        (b) Notwithstanding the provisions set forth in Section 6(a) hereof, the Holder may, at its election, exercise this Warrant on or after the date hereof, but not later than the Expiration Date, or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Notice of Exercise attached hereto as Annex A duly executed, indicating thereon its election to receive Shares equal to the value (as determined below) of this Warrant, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

         X = Y(A-B)
             --------
                A

      Where:  X   =   the number of Shares to be issued to the Holder

              Y   =   the total number of Shares purchasable under this Warrant

              A   =   the current fair market value of one Share

              B   =   the Exercise Price per Share

     If the Common Stock shall be publicly traded at the time of calculation of fair market value, current fair market value shall mean the average of the closing prices of shares of such class sold on all securities exchanges on which such class may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such class is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., Philadelphia Time, or, if on any day such class is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day on the Nasdaq Bulletin Board or in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the current fair market value of such class is being determined and the 20 consecutive business days prior to such day. If at any time such class is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of a share of such class shall be the highest price per share that the Company could obtain from a willing buyer (not a current employee, officer or director of the Company) for shares of such class sold by the Company, for authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Holder shall purchase such shares in conjunction with an underwritten public offering of such class pursuant to a registration statement filed under the Securities Act, in which case the fair market value shall be the price per share at which the shares of such class are sold to the public in such offering.

     7. Registration Rights. The Holder of this Warrant is entitled to demand and piggyback registration rights as follows:

        (a) Piggyback Registration.

            (i) As used in this Section 7, the following terms shall have the following respective meanings:

                (A) "Registration Stock" shall mean: (1) any shares of Common Stock and the shares of Common Stock purchasable upon exercise of this Warrant or other securities issued or issuable upon exercise or conversion in whole or in part of the Shares or this Warrant and (2) any shares of Common Stock or other securities issued in respect of any such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that Registration Stock shall not include any such shares disposed of pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144 under the Securities Act. For purposes of this
Section 7(a)(i)(A), any record holder of securities convertible into or exercisable for the purchase of Registration Stock or exercisable for securities which are convertible into Registration Stock shall be deemed to be the holder of the Registration Stock issuable upon such exercise or conversion.

                (B) "Additional Registration Stock" shall mean any shares of Common Stock of the Company which have been issued or shall be issued in the future and which have rights given in writing to be included in Company registrations under the Securities Act.

            (ii) If the Company shall seek to register under the Securities Act or qualify any of the securities holdings of the Company or any of its stockholders except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock and if the form of registration statement proposed to be used may be used for the registration of the Registration Stock, then, on each such occasion, the Company shall furnish the Holder with at least 30 days prior written notice thereof. At the written request of the Holder, given within 20 days after the receipt of such notice, the Company will cause all of the Registration Stock for which registration shall have been requested by such Holder to be included in such registration statement. In the event that the Company offers any of its securities in an offering exempt from registration under the Securities Act pursuant to Regulation A thereunder, the Company will provide to the Holder rights comparable to those provided herein. If any registration pursuant to this
Section 7(a)(ii) shall be, in whole or in part, an underwritten public offering of Common Stock, then the number of shares of Registration Stock to be included in such an underwriting may be reduced by the Company and the managing underwriter thereof if and to the extent that the Company and such underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

        (b) Demand Registration.

            (i) If at any time after the Company shall have a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Company shall be requested in writing by the holders of not less than 50% of the Registration Stock to effect the registration under the Securities Act of any of the Registration Stock, the Company shall promptly give written notice of such proposed registration to all record holders of Registration Stock. Such holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all shares of Registration Stock which the Company has been requested to register. The Company shall only be obligated to cause to become effective one registration statement pursuant to which Registration Stock is sold under this Section 7(b). The holders of not less than 50% of the Registration Stock may also require the Company to effect one other registration under the Securities Act of the Registration Stock as described above, in which the participants therein shall pay the costs of such offering pro rata.

            (ii) In addition to and not in limitation of the rights set forth in Sections 7(a)(ii) and 7(b) hereof, at such time as the Company shall have qualified for the use of Form S-2 or Form S-3 in an offering solely for the accounts of persons other than the Company (or any similar form or forms promulgated by the SEC), the holders of Registration Stock shall have the right to request an unlimited number of registrations on Form S-2 or Form S-3 or other similar forms. Such holders shall have the right, by giving written notice to the Company within 20 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-2 or Form S-3 of all shares of Registration Stock which the Company has been requested to register. Registrations effected on Form S-2 or Form S-3 shall not be considered to be demand registrations pursuant to Section 7(b)(i) hereof.

            (iii) The Company may include in a registration requested under this
Section 7(b) any additional authorized shares of the Common Stock of the Company, whether or not issued, for sale by the Company or for sale by others; provided, however, that such shares shall not be included to the extent that the holders of a majority of the shares of Registration Stock included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registration Stock to be included therein; and, provided, further, that, if the number of shares to be so included exceeds the number of shares of Registration Stock included therein by the holders of Registration Stock, such registration shall be deemed to be a registration pursuant to Section 7(a)(ii) hereof.

            (iv) The underwriter for any registration pursuant to this Section 7(b) shall be mutually acceptable to the Company and the holders of not less than 50% of the Registration Stock included therein.

        (c) Further Obligations of the Company. Whenever the Company is required to register any of the Registration Stock pursuant to any of the provisions of this Section 7, the Company shall also be obligated to do the following:

            (i) Prepare for filing with the SEC such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary, but in no event more than nine months, to complete the proposed public offering;

            (ii) Furnish to each selling holder such copies of preliminary and final prospectuses and such other documents as said holder may reasonably request to facilitate the public offering of such holder's Registration Stock;

            (iii) Use its best efforts to register or qualify the Registration Stock covered by said registration statement under the securities or Blue Sky laws of such jurisdictions as not less than 50% of the holders of Registration Stock may reasonably request;

            (iv) Furnish to the selling holders, and any underwriters or broker-dealers through whom the Registration Stock may be sold, an opinion or opinions of counsel for the Company and a letter or letters of the independent certified public accountants for the Company, in form and substance customary for similar offerings;

            (v) Permit each selling holder or his counsel or other representatives, at the selling holder's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

            (vi) Furnish to each selling holder a copy of all documents filed and all correspondence to or from the SEC in connection with any such offering.

        (d) Expenses, etc. All expenses in connection with the preparation and filing of any registration statement under this Section 7, any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under such registration statement and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by the Company, except for any underwriters' or brokers' commissions, fees required to be paid by a selling stockholder rather than the Company in order to comply with applicable Blue Sky or state securities laws, fees or expenses expressly applicable to securities being sold by the holders of securities and fees or expenses of their counsel.

        (e) Indemnification. The Company shall indemnify the selling holders of Registration Stock, and, to the extent required in any agreement with any underwriter or broker-dealer through whom the Registration Stock may be sold, any such underwriter or broker-dealer and each person, if any, who controls any such underwriter or broker-dealer (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or actions in respect thereof (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registration Stock was registered under the Securities Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the selling holders of Registration Stock for any legal or other out-of-pocket expenses reasonably incurred by such selling holders in connection with investigating or defending against such loss, claim, damage, liability or action; except insofar as such losses, claims, damages, liabilities, expenses or actions are caused by any untrue statement or omission contained in information furnished in writing to the Company by such selling holders expressly for use therein. In connection with any such registration statement, the selling holders of Registration Stock will furnish the Company in writing such information as may reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify the Company, its directors and officers, and, to the extent required in any agreement with any underwriter or broker-dealer, each such underwriter or broker-dealer and each person, if any, who controls the Company or any underwriter or broker-dealer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, expenses and actions in respect thereof (under the Securities Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact required to be stated in such registration statement or prospectus or resulting from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and necessary to make the statements therein not misleading; and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; but only to the extent that such untrue statement or omission was contained in information so furnished in writing by the selling holders of Registration Stock expressly for use therein, and only to the extent of proceeds received by the selling holders of Registration Stock in the offering. The Company further agrees that, in connection with any underwritten public offering, it also will enter into customary contribution arrangements with the selling holders of Registration Stock and the underwriters or broker-dealers through whom the Registration Stock may be sold, with respect to situations in which indemnification is potentially unavailable.

        (f) Withdrawal. If a public offering is not completed within nine months after the effective date of any registration statement filed pursuant to Section 7(a)(ii) hereof, the Company reserves the right, at its option, to withdraw from registration any securities offered by the Company which have not been sold during such period, provided that no securities offered by any holder of Registration Stock shall be withdrawn without the consent of the holders of not less than 50% of the Registration Stock.

     8. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder hereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be sold, transferred, assigned or hypothecated by the Holder at any time subject to compliance with the Securities Act and applicable state securities law. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Annex B duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     9. Miscellaneous. This Warrant shall be governed by the internal laws, but not the law of conflicts, of the State of Delaware. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered Holder. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     10. Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or overnight delivery service, addressed to the Holder at such Holder's last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at nutrisystem.com inc., 202 Welsh Road, Horsham, PA 19044, Attention: Brian D. Haveson, President, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     ISSUED THIS 30th day of September, 1999.


Attest:                                     NUTRISYSTEM.COM INC.



By:                                          By:
    ----------------------------------          ------------------------------
        Frederick W. Dreher, Secretary              Brian D. Haveson, President

                                     ANNEX A

                               NOTICE OF EXERCISE

                               (To be Executed by
                              the Registered Holder
                        in Order to Exercise the Warrant)


     The undersigned hereby irrevocably elects to exercise the right to purchase from nutrisystem.com inc. (the "Company") Shares covered by the Warrant dated September 30, 1999 and issued to ____________________________ according to the conditions thereof, as follows:

     Check one:

     ____ Exercise by payment of exercise price in cash. The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________________ Shares and hereby makes payment of $_______________ in payment of the actual exercise price thereof.

     ____ Cashless exercise by surrender of the Warrant. The undersigned hereby irrevocably elects to receive Shares equal to the value of the Warrant determined in accordance with the provisions of Section 6(b) of the Warrant.

     The undersigned understands that the Shares being issued hereunder have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and that such Shares may not be sold, transferred, or assigned except: (i) pursuant to an effective registration thereof under the Securities Act; or (ii) if in the opinion of counsel for the registered owner thereof, which opinion is reasonably satisfactory to the Company, the proposed sale, transfer or assignment may be effected without such registration under the Securities Act and will not be in violation of applicable state securities laws.

                                Printed Name
                                of Registered
Dated:                          Holder:
      --------------                       -----------------------------------
                                Signature:
                                           -----------------------------------
                                Address:
                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------

                                     ANNEX B

                                 ASSIGNMENT FORM



FOR VALUE RECEIVED,
                    -----------------------------------------

hereby sells, assigns and transfers unto

Name
     ------------------------------------------------
     (Please typewrite or print in block letters)

Address
        ---------------------------------------------

the right to purchase Common Stock of nutrisystem.com inc. represented by this Warrant to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
______________________________ attorney, to transfer the same on the books of nutrisystem.com inc. with full power of substitution in the premises.



                                       Signature
                                                 -------------------------------


Dated:
       ------------------